Exhibit 99.1

The Pepsi Bottling Group Reports Third Quarter 2008 Results

  Comparable Diluted EPS Growth of 8% to $1.06
  Reported Diluted EPS Decline of 5% Due to Prior Year's Unusual Items
  Strong Worldwide Net Revenue Per Case Growth of 9%
  Company Raises Low-End of Comparable EPS Guidance Range

SOMERS, N.Y.--(BUSINESS WIRE)--The Pepsi Bottling Group, Inc. (NYSE: PBG) today reported third quarter 2008 revenue of $3.8 billion, a two percent increase over prior year. Net income was $231 million, or reported diluted earnings per share (EPS) of $1.06. In the third quarter of 2007, the Company reported net income of $260 million, or $1.12 per diluted share, which included a net after-tax gain of $31 million, or $0.14 per diluted share due to a tax benefit and restructuring charges.

“PBG’s third quarter performance marks the continuation of our ability to deliver solid earnings growth,” said PBG President and Chief Executive Officer Eric Foss. “The combination of good execution at the point of sale, superior net revenue and margin management, and cost and productivity initiatives has enabled us to effectively manage through a challenging set of global business conditions.

“Our strategic priorities for the balance of 2008 and beyond are to strengthen our global brand portfolio, improve our operating capabilities and capitalize on international growth opportunities,” Foss continued. “We believe this strategy will yield benefits to our business while also positioning PBG well for continued success in the future.”

Executive Summary

  Worldwide net revenue per case increased nine percent with growth across every geographic segment. Net revenue per case improved five percent in the U.S. and Canada segment due primarily to rate increases.
  Total worldwide physical case volume declined six percent, reflecting soft economic conditions globally. Volume in the U.S. and Canada segment declined six percent as a result of overall weakness in the liquid refreshment beverage category. European volume declined six percent. In Mexico, volume declined nine percent, driven by a combination of softer macroeconomic factors and the Company’s actions to improve margins.

  Comparable worldwide operating income for the third quarter was flat with the third quarter of 2007. Comparable operating income growth in Europe and Mexico was offset by declines in the U.S. and Canada segment. Reported worldwide operating income increased five percent as the Company cycled restructuring charges recorded in the third quarter of 2007.
  The Company repurchased approximately 3.5 million shares of its stock in the third quarter. Year-to-date, 15 million shares have been repurchased and about $600 million in cash has been returned to shareholders through dividends and share repurchases. Since the inception of the share repurchase authorization in 1999, 146.5 million shares have been repurchased and 28.5 million shares remain available for repurchase under the current plan.

Financial Highlights

In the U.S. and Canada segment, physical case volume decreased six percent as macroeconomic factors negatively impacted the liquid refreshment beverage category and the Company took steps to improve the profitability of its bottled water business in the take-home channel. Volume declined six percent in Europe, driven by declines in Spain, Russia and Turkey. Russia declined five percent; however, on a two year basis, volume growth is up five percent. In Mexico, volume declined nine percent, due in part to the Company’s pricing actions to drive improved margins across its portfolio and slower economic growth.

Foreign currency translation contributed about three percentage points of growth to net revenue, cost of goods sold (COGS) and selling, delivery and administrative (SD&A) expenses. The net effect was an increase of three percentage points on operating income.

Reported COGS per case was up 11 percent in the third quarter. COGS performance was impacted by expected increases in input costs, as well as foreign currency translation.

PBG’s comparable SD&A expenses grew one percent in the third quarter, with the U.S. and Canada segment down two percent due to the continued success of cost and productivity initiatives as well as volume declines. On a reported basis, SD&A decreased one percent as the Company lapped the restructuring charges recorded in the prior year. In the U.S. and Canada, reported SD&A decreased four percent.

2008 Guidance

In 2008, PBG expects to achieve top-line growth in the mid-single digits. PBG’s comparable operating profit is expected to grow in the low-single digits for the year. Comparable diluted EPS are now forecasted to be $2.32 to $2.38. Operating free cash flow is expected to be about $620 million.

PBG will host a conference call at 11:00 a.m. EDT today to discuss its third quarter financial results. The live call and replay can be accessed by visiting the Investor Relations section of the Company's website at http://www.pbg.com.

About PBG

The Pepsi Bottling Group, Inc. is the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages. With approximately 70,000 employees and annual sales of nearly $14 billion, PBG has operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. For more information, please visit www.pbg.com.

Forward-Looking Statement

Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG’s Securities and Exchange Commission reports, including PBG’s annual report on Form 10-K for the year ended December 29, 2007.

Non-GAAP Measures

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful year-over-year comparison of the Company’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in this attachment. In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance. Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets (including under the Company’s incentive compensation plans). In addition, management internally reviews the results of the Company excluding the impact of certain items as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods. Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Items Affecting Comparability

Restructuring Charges

In the third and fourth quarters of 2007, PBG announced realignments in the Company’s organization. Since the inception of the program and through June 14, 2008, the Company incurred a pre-tax charge of approximately $33 million. Of this amount, we recorded $3 million in the first half of 2008, primarily relating to relocation expenses in our U.S. & Canada segment. During the third quarter of 2007, we recorded Restructuring Charges of $20 million or $0.06 per diluted share, of which $12 million was recorded in the U.S. & Canada segment and the remaining $8 million was recorded in the Europe segment.

Asset Disposal Charge

During the fourth quarter of 2007, PBG adopted a Full Service Vending (FSV) Rationalization plan to dispose of older underperforming assets and to redeploy assets to higher return accounts. Over the course of the FSV Rationalization plan, we incurred a pre-tax charge of approximately $25 million, the majority of which was non-cash, including costs associated with the removal of these assets from service, disposal costs and redeployment expenses. Of this amount we incurred a pre-tax charge of $2 million in the first half of 2008 associated with the FSV Rationalization plan.

Tax Audit Settlement

During the third quarter of 2007, PBG recorded a net non-cash benefit of $46 million or $0.20 per diluted share to income tax expense related to the reversal of reserves for uncertain tax benefits resulting from the expiration of the statute of limitations on the IRS audit of our U.S. 2001 and 2002 tax returns.

2008 Third Quarter Results

Diluted Earnings Per Share Growth Rate
Comparable Growth	8%
Restructuring Charges	6
Tax Audit Settlement	(19)
Reported Growth	(5%)

Worldwide Operating Income Growth Rate
Comparable Growth	0%
Restructuring Charges	5
Reported Growth	5%

	SD&A Growth Rates
	Worldwide	U.S. and Canada
Comparable Growth	1%	(2%)
Restructuring Charges	(2)	(2)
Reported Growth	(1%)	(4%)
2008 Full-Year Guidance

Full-Year 2008 Operating Income Growth Rate
Comparable Growth	Low-single digits
Restructuring Charges	3%
Asset Disposal Charge	2%

Reported Growth	Mid- to high-single digits

Full-Year 2008 Diluted Earnings Per Share

Comparable Results	$2.32 to $2.38
Restructuring Charges & Asset Disposal Charge	($0.01)
Reported Results	$2.31 to $2.37

Operating Free Cash Flow

The Company defines Operating Free Cash Flow (OFCF) as Cash Provided by Operations, less capital expenditures, plus excess tax benefits from the exercise of stock options.

The Company uses OFCF to evaluate the performance of its business and management considers OFCF an important indicator of the Company’s liquidity, including its ability to satisfy debt obligations, fund future acquisitions, pay dividends to common shareholders and repurchase Company stock.

OFCF is a non-GAAP financial measure and should be considered in addition to, not as a substitute for Cash Provided by Operations as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. The Company’s OFCF may not be comparable to similarly titled measures reported by other companies.

2008 Full-Year OFCF Guidance

PBG expects its full-year 2008 OFCF to be about $620 million. The Company anticipates capital expenditures to be in the range of $750 to $775 million and Cash Provided by Operations plus the excess tax benefits from the exercise of stock options to be over $1.3 billion.

THE PEPSI BOTTLING GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
in millions, except per share amounts, unaudited

	12 Weeks Ended		36 Weeks Ended
	September 6,	September 8,	September 6,	September 8,
	2008	2007	2008	2007

Net revenues	$3,814	$3,729	$9,987	$9,555
Cost of sales	2,077	2,003	5,475	5,171

Gross profit	1,737	1,726	4,512	4,384
Selling, delivery and administrative expenses	1,282	1,293	3,599	3,493

Operating income	455	433	913	891
Interest expense, net	65	65	187	199
Other non-operating expenses (income), net	5	-	(1)	(2)
Minority interest	43	41	76	72

Income before income taxes	342	327	651	622
Income tax expense	111	67	218	171

Net income	$231	$260	$433	$451

Basic earnings per share	$1.09	$1.16	$1.99	$1.99

Weighted-average shares outstanding	212	226	217	227

Diluted earnings per share	$1.06	$1.12	$1.94	$1.94

Weighted-average shares outstanding	217	232	223	233

THE PEPSI BOTTLING GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
in millions, unaudited

	36 Weeks Ended
	September 6,	September 8,
	2008	2007

Cash Flows - Operations
Net income	$433	$451
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	468	457
Deferred income taxes	35	(57)
Share-based compensation	41	43
Net other non-cash charges and credits	259	260
Changes in operating working capital, excluding effects of acquisitions:
Accounts receivable, net	(469)	(533)
Inventories	(104)	(97)
Prepaid expenses and other current assets	(6)	(13)
Accounts payable and other current liabilities	98	325
Income taxes payable	121	131
Net change in operating working capital	(360)	(187)
Casualty insurance payments	(55)	(48)
Other, net	(104)	(45)
Net Cash Provided by Operations	717	874

Cash Flows - Investments
Capital expenditures	(579)	(563)
Acquisitions, net of cash acquired	(44)	(49)
Investments in noncontrolled affiliates	(608)	-
Proceeds from sale of property, plant and equipment	15	9
Other investing activities, net	(139)	6
Net Cash Used for Investments	(1,355)	(597)

Cash Flows - Financing
Short-term borrowings, net	751	126
Proceeds from long-term debt	-	1
Payments of long-term debt	(7)	(12)
Dividends paid	(99)	(82)
Excess tax benefit from the exercise of equity awards	2	6
Proceeds from the exercise of stock options	36	92
Share repurchases	(489)	(331)
Contributions from minority interest holder	308	-
Other financing activities	(4)	-
Net Cash Provided by (Used for) Financing	498	(200)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(10)	3

Net (Decrease) Increase in Cash and Cash Equivalents	(150)	80
Cash and Cash Equivalents - Beginning of Period	647	629

Cash and Cash Equivalents - End of Period	$497	$709

Supplemental Information

Capital expenditures incurred	$(537)	$(527)
Change in accounts payable and other accrued liabilities related to capital expenditures	(42)	(36)
Cash paid for capital expenditures	$(579)	$(563)

Note: Certain reclassifications were made to our 2007 Condensed Consolidated Statement of Cash Flows to conform to the 2008 presentation.

THE PEPSI BOTTLING GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
in millions, except per share amounts

	(unaudited)
	September 6,	December 29,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$497	$647
Accounts receivable, net	1,989	1,520
Inventories	680	577
Prepaid expenses and other current assets	486	342
Total Current Assets	3,652	3,086

Property, plant and equipment, net	4,160	4,080
Other intangible assets, net	4,208	4,181
Goodwill	1,526	1,533
Investments in noncontrolled affiliates	608	-
Other assets	239	235
Total Assets	$14,393	$13,115

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$2,150	$1,968
Short-term borrowings	980	240
Current maturities of long-term debt	1,306	7
Total Current Liabilities	4,436	2,215

Long-term debt	3,474	4,770
Other liabilities	1,225	1,186
Deferred income taxes	1,367	1,356
Minority interest	1,384	973
Total Liabilities	11,886	10,500

Shareholders' Equity
Common stock, par value $0.01 per share:
Authorized 900 shares, issued 310 shares	3	3
Additional paid-in capital	1,841	1,805
Retained earnings	3,438	3,124
Accumulated other comprehensive loss	(60)	(48)
Treasury stock: 99 shares and 86 shares at September 6, 2008 and December 29, 2007, respectively	(2,715)	(2,269)
Total Shareholders' Equity	2,507	2,615
Total Liabilities and Shareholders' Equity	$14,393	$13,115

THE PEPSI BOTTLING GROUP, INC.
SEGMENT DATA
in millions, unaudited

	12 Weeks Ended
	September 6,	September 8,
Net Revenues	2008	2007

U.S. & Canada	$2,652	$2,665
Europe	770	683
Mexico	392	381
Worldwide net revenues	$3,814	$3,729

Operating Income

U.S. & Canada	$300	$300
Europe	123	110
Mexico	32	23
Worldwide operating income	455	433
Interest expense, net	65	65
Other non-operating expenses, net	5	-
Minority interest	43	41
Income before income taxes	$342	$327

	36 Weeks Ended
	September 6,	September 8,
Net Revenues	2008	2007

U.S. & Canada	$7,395	$7,294
Europe	1,598	1,327
Mexico	994	934
Worldwide net revenues	$9,987	$9,555

Operating Income

U.S. & Canada	$712	$745
Europe	137	99
Mexico	64	47
Worldwide operating income	913	891
Interest expense, net	187	199
Other non-operating income, net	(1)	(2)
Minority interest	76	72
Income before income taxes	$651	$622

CONTACT:
The Pepsi Bottling Group, Inc.
Jeff Dahncke, 914-767-7690
Public Relations
jeff.dahncke@pepsi.com
or
Mary Winn Settino, 914-767-7216
Investor Relations
marywinn.settino@pepsi.com